UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2020

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock, par value $0.01 per share	GLIBA	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock, par value $0.01 per share	GLIBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 2, 2020, GCI Liberty, Inc. (the “Company”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(ii) of Regulation BTR, pursuant to which the Company has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the GCI 401(k) Plan (the “Plan”), in which the Company is an adopting employer, that is expected to begin at market close on the business day immediately before the expected last day of trading of the Company’s equity securities and end sometime during the week following the completion of the Combination (as defined below), the Company is imposing a SOX blackout period that will begin at market close on the business day immediately before the expected last day of trading of the Company’s equity securities and end sometime during the week following the completion of the Combination. The blackout period under the Plan is needed in connection with the proposed combination (the “Combination”) of the Company and Liberty Broadband Corporation (“Liberty Broadband”), which is subject to the satisfaction or (to the extent permitted) waiver of certain conditions, including stockholder approval and regulatory approval. The Company and Liberty Broadband will each hold special meetings of their respective stockholders in connection with the Combination, which are each scheduled for December 15, 2020. Since the Company does not yet know the actual closing date of the Combination due to the Company not having control over the timing of the requisite regulatory approval, it is unable to determine the exact dates for the blackout period at this time. Once such dates are known, a supplemental notice will be provided.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of any equity securities of the Company (its Series A Common Stock, Series B Common Stock and Series A Cumulative Redeemable Preferred Stock), including stock options. There are limited exclusions and exemptions from this rule. Further, the above prohibition is in addition to other restrictions on trading activity that the Company imposes on its executive officers and directors, including under the Company’s insider trading policy and any administrative blackout related to the Company’s online incentive award platform.

The date of the completion of the Combination has not yet been set and is expected to be completed not later than the first quarter of 2021. The Company will be unable to determine the dates of the SOX blackout period until stockholder approval and regulatory approval of the Combination is obtained. Due to the events described above, this delay is beyond the reasonable control of the Company. Accordingly, the Company has determined to provide to the Covered Persons a notice required under Rule 104(b)(2)(ii) of Regulation BTR on December 2, 2020.

If the Covered Persons have any questions pertaining to this notice or the SOX blackout period, they were directed to contact Renee Wilm or Brittany A. Uthoff in the Legal Department by telephone at 720-875-5900 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2020

GCI LIBERTY, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

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